EXHIBIT 11

                MULTIMEDIA ACCESS CORPORATION AND SUBSIDIARIES
                        (A DEVELOPMENT STAGE COMPANY)

                 STATEMENT RE: COMPUTATION OF LOSS PER SHARE

                                                                                           FOR THE NINE MONTHS
                                                         YEAR ENDED DECEMBER 31,           ENDED SEPTEMBER 30,
                                                     ------------------------------- -------------------------------
                                                           1994            1995            1995            1996
                                                     --------------- --------------- --------------- ---------------
                                                                                       (UNAUDITED)     (UNAUDITED)
LOSS PER SHARE DATA:

Net loss as reported in the financial statements ..  $(2,717,421)    $(5,414,878)    $(3,509,510)    $(3,081,082)
                                                     =============== =============== =============== ===============

Weighted average number of common shares
 outstanding ......................................    3,018,610       3,528,536       3,341,116       4,774,326

Common and common  equivalent shares issued in the
 twelve month period preceding the filing date of
 the initial public offering as required by SAB
 No. 83:
 Common stock .....................................      602,859         510,698         573,250         140,507
 Incentive stock options ..........................      266,356         266,356         266,356         266,356
 Non-qualified stock options ......................       40,208          40,208          40,208          40,208
 Warrants .........................................      778,613         778,613         778,613         778,613
                                                     --------------- --------------- --------------- ---------------

Weighted average number of common and common
 equivalent shares outstanding as reported in the
 financial statements .............................    4,706,646       5,124,411       4,999,543       6,000,010
                                                     =============== =============== =============== ===============

Loss per share as reported in the financial
 statements........................................  $     (0.58)    $     (1.06)    $     (0.70)    $     (0.51)
                                                     =============== =============== =============== ===============

SUPPLEMENTAL LOSS PER SHARE DATA:

Net loss as reported in the financial statements...                  $(5,414,878)                    $(3,081,082)

Interest saved on debt to be retired:
 $257,548 of 15% secured debt .....................                       38,632                          28,974
 $247,250 of 8% convertible debt ..................                       19,780                          14,835
 $35,000 of non-interest debt at 12/31/95 .........                           --                              --
 $120,000 of non-interest debt at 9/30/96 .........                           --                              --
                                                                     ---------------

Adjusted net loss                                                    $(5,356,466)                    $(3,037,273)
                                                                     =============== =============== ===============

Weighted average number of common and common
 equivalent shares outstanding as reported in the
 financial statements .............................                    5,124,411                       6,000,010

Shares necessary to pay off debt:
 Total proceeds to retire debt of $539,758 at
  December 31, 1995 and $624,798 at September 30,
  1996 divided by the offering price of $4.50 per
  share ...........................................                      119,955                         138,844

Adjusted weighted average number of shares
 outstanding ......................................                    5,244,366                       6,138,854
                                                                     =============== =============== ===============

Supplemental loss per share .......................                  $     (1.02)                    $     (0.49)
                                                                     =============== =============== ===============